FIRST INVESTORS LIFE SERIES FUNDS
SPECIAL BOND FUND

PROXY CARD FOR THE SPECIAL MEETING OF SHAREHOLDERS

________ __, 2007

This proxy is being solicited on behalf of the Board of Trustees of the Special Bond Fund (“Fund”), a series of First Investors Life Series Funds.  The undersigned appoints as proxies Ruta M. Carroll and Geeta Alphonso-Napoli, with power of substitution, to vote all the undersigned’s shares in the Fund at the Special Meeting of Shareholders to be held on ______ __, 2007, at ________ __. Eastern Time at 110 Wall Street, New York, New York 10005, and any adjournment thereof (“Meeting”), with all the power the undersigned would have if personally present. The shares represented by this proxy will be voted as instructed. If you sign the proxy without marking any box, your proxy shall be deemed to grant authority to vote “FOR” the proposal specified below.  This proxy also grants discretionary power to vote upon such other business as may properly come before the Meeting.

The undersigned acknowledges receipt with this proxy card of a copy of the Notice of Special Meeting of Shareholders and the Proxy Statement.

____________________________________________

Signature (owner, trustee, custodian, etc.)

Date

____________________________________________

 Additional Signature if held jointly

Date

NOTE: Please sign exactly as name appears hereon.  If shares are held in the name of joint owners, each should sign.  Attorneys-in-fact, executors, administrators, etc. should so indicate.  If the shareholder is a corporation or partnership, an authorized person must sign in full the corporate or partnership name.

---------------------------------------------------------Please FOLD here to return this ballot in the enclosed postage-paid envelope--------------------------------------------------------

FIRST INVESTORS LIFE SERIES FUNDS

SPECIAL BOND FUND

		FOR	AGAINST	ABSTAIN
1.	To approve a Plan of Reorganization and Termination, which provides for the reorganization of the Special Bond Fund into High Yield Fund, another series of First Investors Life Series Funds.	| |	| |	| |

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.

To vote your proxy by mail:

Simply sign, date, and complete this proxy card and return it in the postage paid envelope provided.

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